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                                                                    EXHIBIT 21.1

                               APACHE CORPORATION
                             LISTING OF SUBSIDIARIES

EXACT NAME OF SUBSIDIARY                                               JURISDICTION OF
AND NAME UNDER WHICH                                                   INCORPORATION OR
SUBSIDIARY DOES BUSINESS                                               ORGANIZATION
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
Apache Foundation                                                      Minnesota
Apache Gathering Company                                               Delaware
Apache Holdings, Inc.                                                  Delaware
Apache International, Inc.                                             Delaware
         Apache Cote d'Ivoire, Inc.                                    Delaware
         Apache Oil Australia Pty Limited                              New South Wales, Australia
         Apache Oil Azerbaijan, Inc.                                   Delaware
         Apache Oil Congo, Inc.                                        Delaware
         Apache Oil Egypt, Inc.                                        Delaware
         Apache Oil Java Sea, Inc.                                     Delaware
         Apache Oil Sumatra, Inc.                                      Delaware
Apache Overseas, Inc.                                                  Delaware
         Apache China Corporation LDC                                  Cayman Islands
         Apache Cote d'Ivoire Petroleum LDC                            Cayman Islands
MW Petroleum Corporation                                               Colorado
         MWJR Petroleum Corporation                                    Delaware
Nagasco, Inc.                                                          Delaware
         Apache NGC, Inc.                                              Delaware
         Apache Marketing, Inc.                                        Delaware
         Apache Transmission Corporation - Texas                       Texas
         Apache Crude Oil Marketing, Inc.                              Delaware
         Nagasco Marketing, Inc.                                       Delaware
Apache Corporation (New Jersey)                                        New Jersey
Apache-Beals Corporation                                               New York
Apache Oil Corporation                                                 Texas
Burns Manufacturing Company                                            Minnesota
Apache Energy Resources Corporation                                    Delaware
         Apache Bentu Limited                                          Oklahoma
         Hadson Bunyu Limited                                          Oklahoma
         Apache Energy Limited                                         Western Australia
                  Apache Northwest Pty Ltd.                            Western Australia
                           Petro Energy Limited                        New South Wales, Australia
                  Apache Beagle Pty Ltd.                               Western Australia
                  Apache Carnarvon Pty Ltd.                            Western Australia
                  Apache Dampier Pty Ltd.                              Western Australia
                  Hadson Pacific Pty Ltd.                              Western Australia
                  Hadson Timor Sea Pty Ltd.                            Western Australia
                  Apache (WA 225) Pty Ltd.                             Western Australia
Mid Equipment, Incorporated                                            Delaware
DEKALB Energy Company                                                  Delaware
         DEKALB Energy Texas, Inc.                                     Delaware
         DEKALB Equipment Leasing Corporation #2                       Delaware
         DEKALB Exploration Inc.                                       Delaware
         DEKALB Gas Marketing, Inc.                                    Delaware
         DEKALB International Sales Corporation                        Delaware
         DEKALB Petroleum Corporation                                  Illinois
                  DEKALB Energy Canada Ltd.                            Alberta, Canada
         DEPCO, Inc.                                                   Texas
         Heinold Holdings, Inc.                                        Delaware
         Kishwaukee Development Corporation                            Illinois
         Western Cattle Systems, Inc.                                  Delaware
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